UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2022

Property Solutions Acquisition Corp. II.

(Exact name of registrant as specified in its charter)

Delaware	001-40087	85-3851769
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

654 Madison Avenue, Suite 1009
New York, New York	10065
(Address of principal executive offices)	(Zip Code)

(646) 502-9845

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock, and one-fourth of one Warrant to acquire one share of Class A Common Stock	PSAGU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	PSAG	The Nasdaq Stock Market LLC
Warrants, each whole Warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	PSAGW	The Nasdaq Stock Market LLC

☒	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01. Other Events.

On December 16, 2022, Property Solutions Acquisition Corp. II (the “Company”) issued a press release announcing that it will redeem all of its outstanding shares of Class A Common Stock, par value $0.0001, issued by the Company in its initial public offering, effective as of the close of business on December 22, 2022, if at the Company’s Special Meeting on December 22, 2022, the requisite stockholders of the Company approve the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation and the proposed amendment to that certain Investment Management Trust Agreement, dated March 3, 2021, by and between the Company and Continental Stock Transfer & Trust Company, a New York limited purpose trust company, as trustee, in each case, as described in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on December 8, 2022, as may be amended or supplemented from time to time.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated December 16, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2022

Property Solutions Acquisition Corp. II

By:	/s/ Jordan Vogel
Name:	Jordan Vogel
Title:	Co-Chief Executive Officer (Principal Executive Officer)